Exhibit 99.1

Civista Bancshares, Inc. Announces 2017 Earnings

Sandusky, Ohio, January 26, 2018 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) reported net income available to common shareholders of $3.7 million, or $0.32 per diluted share, for the fourth quarter of 2017, compared with $3.3 million, or $0.33 per diluted share, for the prior year period. For the year ended December 31, 2017, Civista reported net income available to common shareholders of $14.6 million or $1.28 per diluted share, compared to $15.7 million, or $1.57 per diluted share, in the same period of 2016. The fourth quarter and year ended December 31, 2017 results included two loan recoveries which added $252 thousand, after tax. The 2016 results for twelve-month period were impacted by a large loan recovery that resulted in approximately $1.5 million net income after taxes. In addition, we issued approximately 1.6 million new shares in February 2017 related to raising $32.8 million of additional capital, net of costs. The 2017 impact of the Tax Cut and Jobs Act was a net write down of $511 thousand, or approximately $0.05 per diluted share of net deferred tax assets.

“2017 was another strong year for Civista. We had many financial and non-financial accomplishments. When you remove the noise from the loan recoveries both in 2016 and 2017 and the tax expense impact of the Tax Cut and Jobs Act, our net income is up $389 thousand. We had a very successful $32.8 million capital raise in February which was largely oversubscribed. We have invested in a loan production office in Westlake and added lenders in our more vibrant markets. Our loan growth for the year was 10.3%. We were successful in improving our CRA rating, which allows us to pursue acquisitions again. Finally, we have completed our CEO succession with the retirement of Jim Miller. We thank Jim for his 31 years of service and look forward to his continued involvement on our board.” said Dennis G. Shaffer, President and CEO of Civista.

Results of Operations:

Net interest income for the fourth quarter of 2017 increased $2.0 million, or 16.0% compared to the same period of 2016 and for the year ended December 31 increased $4.2 million, or 8.4%, compared to 2016. An increase in average loans outstanding primarily contributed to the increase in interest income for the fourth quarter and year ended 2017. The net interest income for the fourth quarter of 2017 included approximately $387 thousand of recovered interest income on two previously nonaccrual loans, which resulted in approximately 10 basis points of additional net interest margin for the fourth quarter and 2 basis points for the year ended 2017. The net interest income for the twelve-month period in 2016 included approximately $919 thousand of recovered interest income on a previous nonaccrual loan, which resulted in approximately 9 basis points of additional net interest margin. An increase in market interest rates and an increase in brokered deposits contributed to the increase in interest expense. The Federal Reserve increased short-term interest rates 75 basis points during 2017. Tax equivalent net interest margin was 4.24% for the fourth quarter, compared to 4.05% for the same period a year ago and was 4.01% for the twelve months ended December 31, 2017, compared to 3.93% for the same period a year ago.

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Three Months Ended December 31,
	2017			2016
	Average balance	Interest	Yield/ rate*	Average balance	Interest	Yield/ rate*
Assets:
Interest-earning assets:
Loans	$1,152,595	$13,987	4.82%	$1,044,121	$11,875	4.53%
Taxable securities	145,594	981	2.69%	133,617	825	2.49%
Non-taxable securities	98,029	846	5.43%	77,841	687	5.55%
Interest-bearing deposits in other banks	12,261	25	0.81%	19,349	20	0.41%

Total interest-earning assets	$1,408,479	15,839	4.61%	$1,274,928	13,407	4.31%

Noninterest-earning assets:
Cash and due from financial institutions	22,984			23,159
Premises and equipment, net	17,864			17,820
Accrued interest receivable	5,440			4,935
Intangible assets	28,416			28,985
Other assets	7,450			10,958
Bank owned life insurance	25,031			24,456
Less allowance for loan losses	(12,985)			(13,359)

Total Assets	$1,502,679			$1,371,882

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand and savings	$592,643	$182	0.12%	$572,092	$126	0.08%
Time	256,780	660	1.02%	216,457	390	0.72%
FHLB	44,921	161	1.42%	19,589	93	1.89%
Federal funds purchased	11	—	0.00%	—	—	0.86%
Subordinated debentures	29,427	269	3.63%	29,427	234	3.16%
Repurchase agreements	17,156	4	0.09%	23,996	6	0.10%

Total interest-bearing liabilities	$940,938	1,276	0.54%	$861,561	849	0.39%

Noninterest-bearing deposits	369,079			358,802
Other liabilities	10,167			13,802
Shareholders’ equity	182,495			137,717

Total Liabilities and Shareholders’ Equity	$1,502,679			$1,371,882

Net interest income and interest rate spread		$14,563	4.07%		$12,558	3.92%
Net interest margin			4.24%			4.05%

*	- Interest yields are calculated using a 35% tax-equivalent adjustment

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Twelve Months Ended December 31,
	2017			2016
	Average balance	Interest	Yield/ rate*	Average balance	Interest	Yield/ rate*
Assets:
Interest-earning assets:
Loans	$1,109,069	$51,198	4.62%	$1,025,908	$47,186	4.60%
Taxable securities	144,685	3,745	2.62%	137,179	3,319	2.47%
Non-taxable securities	89,564	3,153	5.59%	76,317	2,666	5.61%
Interest-bearing deposits in other banks	61,859	498	0.81%	82,225	396	0.48%

Total interest-earning assets	$1,405,177	58,594	4.30%	$1,321,629	53,567	4.18%

Noninterest-earning assets:
Cash and due from financial institutions	45,801			49,888
Premises and equipment, net	18,027			17,101
Accrued interest receivable	4,697			4,432
Intangible assets	28,605			29,213
Other assets	12,374			10,230
Bank owned life insurance	24,819			23,449
Less allowance for loan losses	(13,113)			(14,225)

Total Assets	$1,526,387			$1,441,717

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Demand and savings	$585,218	$595	0.10%	$566,589	$470	0.08%
Time	200,797	1,747	0.87%	209,093	1,526	0.73%
FHLB	54,100	695	1.28%	28,081	405	1.44%
Federal funds purchased	119	2	1.68%	116	1	0.86%
Subordinated debentures	29,427	1,035	3.52%	29,427	884	3.00%
Repurchase agreements	18,234	18	0.10%	21,767	22	0.10%

Total interest-bearing liabilities	$887,895	4,092	0.46%	$855,073	3,308	0.39%

Noninterest-bearing deposits	450,648			434,601
Other liabilities	15,081			18,598
Shareholders’ equity	172,763			133,445

Total Liabilities and Shareholders’ Equity	$1,526,387			$1,441,717

Net interest income and interest rate spread		$54,502	3.84%		$50,259	3.79%
Net interest margin			4.01%			3.93%

*	- Interest yields are calculated using a 35% tax-equivalent adjustment

No provision for loan losses was made during 2017 and a credit provision of $1.3 million was recorded for the twelve months ended December 31, 2016 due to a large loan recovery.

During the quarter, noninterest income totaled $3.6 million, an increase of $487 thousand, compared to the prior year’s fourth quarter. Year-to-date noninterest income totaled $16.3 million, an increase of $202 thousand, or 1.3%, compared to the prior year.

Noninterest income
	Three months ended December 31,		Twelve months ended December 31,
(dollars in thousands)	2017	2016	2017	2016
Service charges	$1,168	$1,118	$4,777	$4,832
Net gain on sale of securities	21	(1)	12	19
Net gain on sale of loans	538	409	1,745	1,750
ATM/Interchange fees	661	510	2,304	2,094
Wealth management fees	835	689	3,068	2,678
Bank owned life insurance	144	148	573	563
Tax refund processing fees	—	—	2,750	2,750
Other	263	270	1,105	1,446

Total noninterest income	$3,630	$3,143	$16,334	$16,132

Gain on sale of loans increased $129 thousand, or 31.5%, for the quarter ended December 31, 2017 compared to 2016. ATM/Interchange fees increased $151 thousand and $210 thousand for the quarter and year ended December 31, 2017, primarily due to $100 thousand incentive received related the 2017 debit card conversion. Wealth management fees increased $146 thousand, or 21.2%, and $390 thousand, or 14.6%, for the quarter and year ended December 31, 2017 due to increased assets under management as well as market conditions. Assets under management have increased $17.0 million since the end of the third quarter 2017 and $48.8 million during 2017. Other income decreased $341 for the year ended December 31, 2017, compared to 2016, primarily due to a $173 thousand decrease in swap income and a $180 thousand decrease in gain/loss on sale of OREO properties.

During the quarter, noninterest expense totaled $12.4 million, an increase of $1.7 million, or 15.7%, compared to the prior year’s fourth quarter. Year-to-date noninterest expense increased $4.7 million, or 10.8%, when compared to the twelve months of 2016.

Noninterest expense
	Three months ended December 31,		Twelve months ended December 31,
(dollars in thousands)	2017	2016	2017	2016
Compensation expense	$7,569	$6,270	$29,253	$25,323
Net occupancy and equipment	1,154	1,174	4,253	4,341
Contracted data processing	664	399	1,838	1,546
Taxes and assessments	345	228	1,526	1,534
Professional services	582	445	2,300	1,895
Amortization of intangible assets	104	172	586	699
Marketing	49	119	817	929
Other	1,920	1,895	8,031	7,588

Total noninterest expense	$12,387	$10,702	$48,604	$43,855

Compensation expense increased $1.3 million for the fourth quarter and $3.9 million for the year ending December 31, 2017.

The increases in compensation expense for both periods were due to an increase of fourteen full time equivalent employees, $864 thousand and $2.6 million of normal merit raises, commissions and incentives, $186 thousand and $526 thousand of insurance costs and $259 thousand and $740 thousand of pension expense. The pension expense increases are due to a pension curtailment incurred upon the retirement of some senior executives. Professional services costs increased $137 thousand for the fourth quarter and $405 thousand for the year ended December 31, 2017, primarily attributable to the Company retaining professional services to analyze its’ workflow systems and recommend process improvements and the reintroduction of state examination fees. Other expenses increased $443 thousand for the year ended December 31, 2017. Approximately $243 thousand of the increase is attributable to ATM/Interchange expenses, due to vendor credits that expired in the second quarter of 2016 and unreimbursed expenses related to the 2017 debit card conversion.

The efficiency ratio was 67.0% for the twelve months ended December 31, 2017 compared to 64.7% for the twelve months ended December 31, 2016. The increase in the efficiency ratio is due primarily to the increase in noninterest expense, partially offset by an increase in net interest income.

Balance Sheet

Total assets increased $148.6 million, or 10.8%, from December 31, 2016 to December 31, 2017, primarily due to an increase in the loan portfolio of $109.2 million and an increase in investment securities of $35.2 million.

The $109.2 million, or 10.3%, increase in the loan portfolio from December 31, 2016 to December 31, 2017, continues to come from growth in our Commercial and Agriculture, Commercial Real Estate and Residential Real Estate loan portfolios. The majority of the loan growth continued to come from our metropolitan markets. Real Estate Construction loans also increased this year, due to very successful development lending and multi-family projects.

End of period loan balances
(dollars in thousands)	December 31, 2017	December 31, 2016	$ Change	% Change
Commercial and Agriculture	$152,473	$135,462	$17,011	12.6%
Commercial Real Estate:
Owner Occupied	164,099	161,364	2,735	1.7%
Non-owner Occupied	425,623	395,931	29,692	7.5%
Residential Real Estate	268,735	247,308	21,427	8.7%
Real Estate Construction	97,531	56,293	41,238	73.3%
Farm Real Estate	39,461	41,170	(1,709)	-4.2%
Consumer and Other	16,739	17,978	(1,239)	-6.9%

Total Loans	$1,164,661	$1,055,506	$109,155	10.3%

Total deposits increased $83.8 million, or 7.5%, from December 31, 2016 to December 31, 2017. The increase was due primarily to $67.4 million of additional brokered deposits. Brokered deposits are used to fund loan growth.

End of period deposit balances
(dollars in thousands)	December 31, 2017	December 31, 2016	$ Change	% Change
Noninterest-bearing demand	$361,964	$345,588	$16,376	4.7%
Interest-bearing demand	183,680	183,759	(79)	0.0%
Savings and money market	404,690	384,330	20,360	5.3%
Time deposits	138,557	158,774	(20,217)	-12.7%
Brokered deposits	116,032	48,652	67,380	138.5%

Total Deposits	$1,204,923	$1,121,103	$83,820	7.5%

Federal Home Loan Bank advances increased $23.4 million or 48.2% from December 31, 2016 to December 31, 2017, primarily to fund loan growth.

Total shareholders’ equity increased $46.8 million, or 34.0%, from December 31, 2016 to December 31, 2017, primarily due to approximately $32.8 million of additional common equity raised in February. Retained earnings also increased by $12.4 million.

Asset Quality

The Company recorded net charge-offs of $171 thousand for the twelve months of 2017 compared to net recoveries of $244 thousand for the same period of 2016.

Allowance for Loan Losses
(dollars in thousands)	December 31, 2017	December 31, 2016
Beginning of period	$13,305	$14,361
Charge-offs	(942)	(1,826)
Recoveries	771	2,070
Provision	—	(1,300)

End of period	$13,134	$13,305

The allowance for loan losses to loans was 1.13% for 2017 and 1.26% for 2016. The decrease is due to the loan growth during 2017. Asset quality improved with non-performing assets to assets ratio decreasing to 0.63% from 0.85% in 2016. The allowance for loan losses to non-performing loans increased to 137.82% from 113.74% in 2016.

Non-performing assets at December 31, 2017 were $9.5 million, an 18.7% decrease from December 31, 2016.

Non-performing Assets
(dollars in thousands)	December 31, 2017	December 31, 2016
Non-accrual loans	$6,642	$7,518
Restructured loans	2,888	4,180

Total non-performing loans	9,530	11,698
Other Real Estate Owned	16	37

Total non-performing assets	$9,546	$11,735

Mr. Shaffer continued, “As we close out another successful year we are very pleased with our results. Our core net income is up, our asset quality has continued to improve and we are free from our CRA issue. Our 2018 initiatives will include continued loan growth, maintaining our asset quality, mergers and acquisitions and deposit acquisition strategies.”

Civista Bancshares, Inc. is a $1.5 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 29 locations in Northern, Mid-Central and Southwestern Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

Dennis G. Shaffer

President and CEO

Civista Bancshares, Inc.

888-645-4121

Civista Bancshares, Inc.

Financial Highlights

(dollars in thousands, except share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended December 31, (unaudited)		Twelve Months Ended December 31, (unaudited)
	2017	2016	2017	2016
Interest income	15,839	13,407	58,594	53,567
Interest expense	1,276	849	4,092	3,308

Net interest income	14,563	12,558	54,502	50,259
Provision for loan losses	—	—	—	(1,300)

Net interest income after provision	14,563	12,558	54,502	51,559
Noninterest income	3,630	3,143	16,334	16,132
Noninterest expense	12,387	10,702	48,604	43,855

Income before taxes	5,806	4,999	22,232	23,836
Income tax expense	1,826	1,368	6,360	6,619

Net income	3,980	3,631	15,872	17,217
Preferred stock dividends	308	345	1,244	1,501

Net income available to common shareholders	3,672	3,286	14,628	15,716
Dividends per common share	$0.07	$0.06	$0.25	$0.22
Earnings per common share, basic	$0.36	$0.40	$1.48	$1.96
diluted	$0.32	$0.33	$1.28	$1.57
Average shares outstanding, basic	10,179,079	8,274,166	9,906,856	8,010,650
diluted	12,597,396	10,964,108	12,352,616	10,951,212
Selected financial ratios:
Return on average assets	1.05%	1.05%	1.04%	1.19%
Return on average equity	8.65%	10.49%	9.19%	12.90%
Dividend payout ratio	17.90%	13.67%	15.60%	10.24%
Net interest margin (tax equivalent)	4.24%	4.05%	4.01%	3.93%

Selected Balance Sheet Items

	December 31, 2017	December 31, 2016
	(unaudited)	(unaudited)
Cash and due from financial institutions	$40,519	$36,695
Investment securities	231,062	195,864
Loans held for sale	2,197	2,268
Loans	1,164,661	1,055,506
Less allowance for loan losses	13,134	13,305

Net loans	1,151,527	1,042,201
Other securities	14,247	14,055
Fixed assets	17,816	17,920
Goodwill and other intangibles	28,374	28,879
Bank owned life insurance	25,125	24,552
Other assets	14,990	14,829

Total assets	$1,525,857	$1,377,263

Total deposits	$1,204,923	$1,121,103
Federal Home Loan Bank advances	71,900	48,500
Securities sold under agreements to repurchase	21,755	28,925
Subordinated debentures	29,427	29,427
Accrued expenses and other liabilities	13,391	11,692
Total shareholders’ equity	184,461	137,616

Total liabilities and shareholders’ equity	$1,525,857	$1,377,263

Shares outstanding at period end	10,198,475	8,343,509
Book value per share	$16.39	$14.22
Equity to asset ratio	12.09%	9.99%
Selected asset quality ratios:
Allowance for loan losses to total loans	1.13%	1.26%
Non-performing assets to total assets	0.63%	0.85%
Allowance for loan losses to non-performing loans	137.82%	113.74%
Non-performing asset analysis
Nonaccrual loans	$6,642	$7,518
Troubled debt restructurings	2,888	4,180
Other real estate owned	16	37

Total	$9,546	$11,735

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

End of Period Balances	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Assets
Cash and due from banks	$40,519	$33,394	$39,515	$182,446	$36,695
Securities available for sale	231,062	229,419	230,197	223,245	195,864
Loans held for sale	2,197	4,662	4,728	1,740	2,268
Loans	1,164,661	1,141,992	1,100,817	1,075,240	1,055,506
Allowance for loan losses	(13,134)	(12,946)	(13,047)	(13,300)	(13,305)

Net Loans	1,151,527	1,129,046	1,087,770	1,061,940	1,042,201
Other securities	14,247	14,247	14,225	14,072	14,055
Fixed assets	17,816	17,688	17,777	17,952	17,920
Goodwill and other intangibles	28,374	28,455	28,589	28,727	28,879
Bank owned life insurance	25,125	24,981	24,839	24,696	24,552
Other assets	14,990	14,196	14,375	14,197	14,829

Total Assets	$1,525,857	$1,496,088	$1,462,015	$1,569,015	$1,377,263

Liabilities
Total deposits	$1,204,923	$1,201,289	$1,164,888	$1,311,453	$1,121,103
Federal Home Loan Bank advances	71,900	56,750	63,300	15,000	48,500
Securities sold under agreement to repurchase	21,755	15,148	12,730	23,674	28,925
Subordinated debentures	29,427	29,427	29,427	29,427	29,427
Accrued expenses and other liabilities	13,391	11,493	12,827	14,724	11,692

Total liabilities	1,341,396	1,314,107	1,283,172	1,394,278	1,239,647
Shareholders’ Equity
Preferred shares, Series B	17,358	17,557	17,568	17,708	18,950
Common stock	153,810	153,562	153,495	153,167	118,975
Accumulated earnings	31,652	28,494	25,751	23,073	19,263
Treasury stock	(17,235)	(17,235)	(17,235)	(17,235)	(17,235)
Accumulated other comprehensive income (loss)	(1,124)	(397)	(736)	(1,976)	(2,337)

Total shareholders’ equity	184,461	181,981	178,843	174,737	137,616
Total Liabilities and Shareholders’ Equity	$1,525,857	$1,496,088	$1,462,015	$1,569,015	$1,377,263

Quarterly Average Balances
Assets:
Earning assets	$1,408,479	$1,377,137	$1,368,387	$1,467,678	$1,274,928
Securities	243,623	243,556	238,400	210,962	211,458
Loans	1,152,595	1,122,131	1,092,574	1,067,903	1,044,121
Liabilities and Shareholders’ Equity
Total deposits	$1,218,502	$1,152,235	$1,186,640	$1,392,109	$1,147,351
Interest-bearing deposits	849,423	788,452	737,470	767,794	788,549
Interest-bearing liabilities	91,515	130,057	104,084	81,448	73,012
Total shareholders’ equity	182,495	179,925	176,285	151,928	137,717

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

	Three Months Ended
Income statement	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Total interest income	$15,839	$14,836	$14,228	$13,692	$13,407
Total interest expense	1,276	1,156	861	800	849

Net interest income	14,563	13,680	13,367	12,892	12,558
Provision for loan losses	—	—	—	—	—
Noninterest income	3,630	3,465	4,101	5,138	3,143
Noninterest expense	12,387	12,167	12,549	11,502	10,702

Income before taxes	5,806	4,978	4,919	6,528	4,999
Income tax expense	1,826	1,318	1,323	1,893	1,368

Net income	3,980	3,660	3,596	4,635	3,631
Preferred stock dividends	308	308	308	319	345

Net income available to common shareholders	$3,672	$3,352	$3,288	$4,316	$3,286

Common shares dividend paid	$712	$610	$609	$507	$495
Per share data
Basic net income per common share	$0.36	$0.33	$0.32	$0.47	$0.40
Diluted net income per common share	0.32	0.29	0.29	0.40	0.33
Dividends per common share	0.07	0.06	0.06	0.06	0.06
Average common shares outstanding - basic	10,179,079	10,170,734	10,162,527	9,100,329	8,273,167
Average common shares outstanding - diluted	12,597,396	12,597,299	12,593,876	11,608,333	10,963,109
Asset quality
Allowance for loan losses, beginning of period	$12,946	$13,047	$13,300	$13,305	$13,451
Charge-offs	(145)	(309)	(357)	(131)	(287)
Recoveries	333	208	104	126	141
Provision	—	—	—	—	—

Allowance for loan losses, end of period	$13,134	$12,946	$13,047	$13,300	$13,305

Ratios
Allowance to total loans	1.13%	1.13%	1.19%	1.24%	1.26%
Allowance to nonperforming assets	137.58%	117.19%	120.25%	113.48%	113.38%
Allowance to nonperforming loans	137.82%	117.47%	120.54%	114.34%	113.74%
Nonperforming assets
Nonperforming loans	$9,530	$11,021	$10,823	$11,632	$11,698
Other real estate owned	16	27	27	17	37

Total nonperforming assets	$9,546	$11,048	$10,850	$11,649	$11,735
Capital and liquidity
Tier 1 leverage ratio	12.69%	12.74%	12.50%	11.08%	10.55%
Tier 1 risk - based capital ratio	15.45%	15.54%	15.87%	15.93%	12.98%
Total risk - based capital ratio	16.53%	16.63%	17.01%	17.12%	14.20%
Tangible common equity ratio	10.00%	9.31%	9.30%	8.37%	6.70%